Assured Guaranty Ltd.
December 31, 2022
Financial Supplement
This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the United States (U.S.) Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2022.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) significant changes in inflation, interest rates, the world’s credit markets or segments thereof, credit spreads, foreign exchange rates or general economic conditions, including the possibility of a recession; (2) geopolitical risk, including war in Ukraine and the resulting economic sanctions, fragmentation of global supply chains, volatility in energy prices, potential for increased cyberattacks, and risk of intentional or accidental escalation; (3) the possibility of a United States (U.S.) government shutdown, payment defaults on the debt of the U.S. government or instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, and downgrades to their credit ratings; (4) the development, course and duration of the COVID-19 pandemic and the governmental and private actions taken in response, and the global consequences of the pandemic and such actions, including their impact on the factors listed in this section; (5) developments in the world’s financial and capital markets that adversely affect insured obligors’ repayment rates, Assured Guaranty’s insurance loss or recovery experience, investments of Assured Guaranty or assets it manages; (6) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty’s insurance; (7) the loss of investors in Assured Guaranty’s asset management strategies or the failure to attract new investors to Assured Guaranty’s asset management business; (8) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (9) insured losses, including losses with respect to related legal proceedings, in excess of those expected by Assured Guaranty or the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates for insurance exposures, including as a result of the final resolution of Assured Guaranty’s remaining Puerto Rico exposures or the amounts recovered on securities received in connection with the resolution of Puerto Rico exposures already resolved; (10) increased competition, including from new entrants into the financial guaranty industry; (11) poor performance of Assured Guaranty’s asset management strategies compared to the performance of the asset management strategies of Assured Guaranty’s competitors; (12) the possibility that investments made by Assured Guaranty for its investment portfolio, including alternative investments and investments it manages, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity, or to unanticipated consequences; (13) the impact of market volatility on the mark-to-market of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, most of its financial guaranty contracts written in credit default swap (CDS) form, and certain consolidated variable interest entities (VIEs); (14) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its insurance subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s insurance subsidiaries have insured; (15) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (16) changes in applicable accounting policies or practices; (17) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (18) the possibility that strategic transactions made by Assured Guaranty, including its acquisition of BlueMountain Capital Management LLC (BlueMountain, now known as Assured Investment Management LLC) and its associated entities (BlueMountain Acquisition), do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; (19) difficulties with the execution of Assured Guaranty’s business strategy; (20) loss of key personnel; (21) the effects of mergers, acquisitions and divestitures; (22) natural or man-made catastrophes or pandemics; (23) other risk factors identified in AGL’s filings with the U.S. Securities and Exchange Commission (SEC); (24) other risks and uncertainties that have not been identified at this time; and (25) management’s response to these factors. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP (1) Highlights
Net income (loss) attributable to AGL	$94	$263	$124	$389
Net income (loss) attributable to AGL per diluted share	1.52	3.74	1.92	5.23
Weighted average shares outstanding
Basic shares outstanding	59.8	69.4	62.9	73.5
Diluted shares outstanding (7)	61.0	70.4	63.9	74.3
Effective tax rate on net income	16.8%	14.9%	7.2%	12.2%
GAAP return on equity (ROE) (4)	7.5%	16.8%	2.2%	6.0%

Non-GAAP Highlights (2)
Adjusted operating income (loss)	$14	$273	$267	$470
Adjusted operating income (loss) per diluted share (2)	$0.22	$3.88	$4.14	$6.32
Weighted average diluted shares outstanding	61.0	70.4	63.9	74.3
Effective tax rate on adjusted operating income (3)	61.4%	15.1%	9.2%	13.2%
Adjusted operating ROE (2)(4)	1.0%	18.4%	4.6%	7.8%

Components of adjusted operating income (loss) (2)
Insurance segment	$66	$277	$413	$722
Asset Management segment	(3)	(3)	(6)	(19)
Corporate division	(36)	(31)	(134)	(263)
Other (5)	(13)	30	(6)	30
Adjusted operating income (loss)	$14	$273	$267	$470

Insurance Segment
Gross written premiums (GWP)	$131	$100	$360	$377
Present value of new business production (PVP) (2)	135	98	375	361
Gross par written	7,035	6,486	22,047	26,656

Asset Management Segment
Assets under management (AUM):
Inflows-third party	$23	$889	$1,385	$2,971
Inflows-intercompany	—	61	270	243

Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$34	$20	$179	$59
Fair value gains (losses) of credit derivatives, pre-tax	—	—	2	7
Net income effect	27	15	142	51
Net income per diluted share	0.44	0.21	2.23	0.68

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues (5), pre-tax	$34	$20	$181	$66
Adjusted operating income (5) effect	27	15	142	51
Adjusted operating income per diluted share (5)	0.44	0.21	2.23	0.68

1)    Accounting principles generally accepted in the United States of America (GAAP).
2)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
3)    Represents the ratio of adjusted operating provision for income taxes to adjusted operating income before income taxes.
4)    Quarterly ROE calculations represent annualized returns. See page 6 for additional information on calculation.
5)    Condensed consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums) are non-GAAP measures and represent components of adjusted operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
6)    Represents the effect of consolidating financial guaranty variable interest entities and consolidated investment vehicles (FG VIE and CIV consolidation).
7)    In periods where the Company recognized a net loss, the impact of potentially dilutive outstanding stock-based awards was excluded from the calculation of diluted loss per share as their inclusion would have an antidilutive effect.

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	As of
	December 31, 2022		December 31, 2021
	Amount	Per Share	Amount	Per Share
Shareholders’ equity attributable to AGL	$5,064	$85.80	$6,292	$93.19
Adjusted operating shareholders’ equity (1)	5,543	93.92	5,991	88.73
Adjusted book value (1)	8,379	141.98	8,823	130.67
Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders’ equity	17	0.28	32	0.47
Adjusted book value	11	0.19	23	0.34

Shares outstanding at the end of period	59.0		67.5

Exposure
Financial guaranty net debt service outstanding	$369,951		$367,360
Financial guaranty net par outstanding:
Investment grade	$227,366		$229,036
Below-investment-grade (BIG)	5,892		7,356
Total	233,258		236,392

Claims-paying resources (2)	$10,818		$11,219

AUM
Collateralized loan obligations (CLOs)	$15,150		$14,699
Opportunity funds	1,884		1,824
Liquid strategies	248		389
Wind-down funds	182		582
Total	$17,464		$17,494

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    See page 19 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Condensed Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues
Net earned premiums	$109	$107	$494	$414
Net investment income	78	65	269	269
Asset management fees	22	23	93	88
Net realized investment gains (losses)	(17)	11	(56)	15
Fair value gains (losses) on credit derivatives	31	(27)	(11)	(58)
Fair value gains (losses) on committed capital securities (CCS)	12	—	24	(28)
Fair value gains (losses) on FG VIEs	(5)	5	22	23
Fair value gains (losses) on CIVs	(8)	74	17	127
Foreign exchange gains (losses) on remeasurement	69	(1)	(112)	(23)
Fair value gains (losses) on trading securities	(4)	—	(34)	—
Commutation gains (losses)	—	—	2	—
Other income (loss)	5	6	15	21
Total revenues	292	263	723	848
Expenses
Loss and LAE (benefit)	45	(166)	16	(220)
Interest expense	21	20	81	87
Loss on extinguishment of debt	—	—	—	175
Amortization of DAC	3	4	14	14
Employee compensation and benefit expenses	69	57	258	230
Other operating expenses	47	44	167	179
Total expenses	185	(41)	536	465
Income (loss) before income taxes and equity in earnings (losses) of investees	107	304	187	383
Equity in earnings (losses) of investees	(8)	28	(39)	94
Income (loss) before income taxes	99	332	148	477
Less: Provision (benefit) for income taxes	17	50	11	58
Net income (loss)	82	282	137	419
Less: Noncontrolling interests	(12)	19	13	30
Net income (loss) attributable to AGL	$94	$263	$124	$389

Earnings per share:
Basic	$1.55	$3.80	$1.95	$5.29
Diluted	$1.52	$3.74	$1.92	$5.23

Assured Guaranty Ltd.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of
	December 31,	December 31,
	2022	2021
Assets
Investments:
Fixed-maturity securities, available-for-sale, at fair value	$7,119	$8,202
Fixed-maturity securities, trading, at fair value	303	—
Short-term investments, at fair value	810	1,225
Other invested assets	133	181
Total investments	8,365	9,608
Cash	107	120
Premiums receivable, net of commissions payable	1,298	1,372
Deferred acquisition costs (DAC)	147	131
Salvage and subrogation recoverable	257	801
Financial guaranty variable interest entities’ (FG VIEs’) assets, at fair value	416	260
Assets of consolidated investment vehicles (CIVs)	5,493	5,271
Goodwill and other intangible assets	163	175
Other assets	597	470
Total assets	$16,843	$18,208

Liabilities
Unearned premium reserve	$3,620	$3,716
Loss and loss adjustment expense (LAE) reserve	296	869
Long-term debt	1,675	1,673
Credit derivative liabilities, at fair value	163	156
FG VIEs’ liabilities, at fair value	715	289
Liabilities of CIVs	4,625	4,436
Other liabilities	457	569
Total liabilities	11,551	11,708

Redeemable noncontrolling interests	—	22

Shareholders’ equity
Common shares	1	1
Retained earnings	5,577	5,990
Accumulated other comprehensive income (loss)	(515)	300
Deferred equity compensation	1	1
Total shareholders’ equity attributable to AGL	5,064	6,292
Nonredeemable noncontrolling interests	228	186
Total shareholders’ equity	5,292	6,478
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$16,843	$18,208

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Adjusted Operating Income Reconciliation	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net income (loss) attributable to AGL	$94	$263	$124	$389
Less pre-tax adjustments:
Realized gains (losses) on investments	(17)	11	(56)	15
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	28	(23)	(18)	(64)
Fair value gains (losses) on CCS	12	—	24	(28)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	70	—	(110)	(21)
Total pre-tax adjustments	93	(12)	(160)	(98)
Less tax effect on pre-tax adjustments	(13)	2	17	17
Adjusted operating income (loss)	$14	$273	$267	$470

Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating income	$(13)	$30	$(6)	$30

Components of adjusted operating income:
Segments:
Insurance	$66	$277	$413	$722
Asset Management	(3)	(3)	(6)	(19)
Total segments	63	274	407	703
Corporate division	(36)	(31)	(134)	(263)
Other	(13)	30	(6)	30
Adjusted operating income (loss)	$14	$273	$267	$470

Per diluted share:
Net income (loss) attributable to AGL	$1.52	$3.74	$1.92	$5.23
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.29)	0.16	(0.87)	0.20
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	0.47	(0.32)	(0.27)	(0.85)
Fair value gains (losses) on CCS	0.19	(0.01)	0.37	(0.38)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	1.13	—	(1.72)	(0.29)
Total pre-tax adjustments	1.50	(0.17)	(2.49)	(1.32)
Less tax effect on pre-tax adjustments	(0.20)	0.03	0.27	0.23
Adjusted operating income (loss)	$0.22	$3.88	$4.14	$6.32

Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating income	$(0.22)	$0.43	$(0.10)	$0.41

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation
	December 31,	September 30,	December 31,	September 30,	December 31,
	2022	2022	2021	2021	2020
Shareholders’ equity attributable to AGL	$5,064	$4,929	$6,292	$6,300	$6,643
Adjusted operating shareholders’ equity	5,543	5,575	5,991	5,906	6,087
Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating shareholders’ equity	17	27	32	—	2

		Three Months Ended		Year Ended
		December 31,		December 31,
		2022	2021	2022	2021
Net income (loss) attributable to AGL		$94	$263	$124	$389
Adjusted operating income (loss)		14	273	267	470

Average shareholders’ equity attributable to AGL		$4,997	$6,296	$5,678	$6,468
Average adjusted operating shareholders’ equity		5,559	5,949	5,767	6,039
Gain (loss) related to FG VIE and CIV consolidation included in average adjusted operating shareholders’ equity		22	16	25	17

GAAP ROE (1)		7.5%	16.8%	2.2%	6.0%
Adjusted operating ROE (1)		1.0%	18.4%	4.6%	7.8%

1)    Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	December 31,	September 30,	December 31,	September 30,	December 31,
	2022	2022	2021	2021	2020
Reconciliation of shareholders’ equity attributable to AGL to adjusted book value:
Shareholders’ equity attributable to AGL	$5,064	$4,929	$6,292	$6,300	$6,643
Less pre-tax reconciling items:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(71)	(101)	(54)	(32)	9
Fair value gains (losses) on CCS	47	35	23	24	52
Unrealized gain (loss) on investment portfolio	(523)	(672)	404	492	611
Less taxes	68	92	(72)	(90)	(116)
Adjusted operating shareholders’ equity	5,543	5,575	5,991	5,906	6,087
Pre-tax reconciling items:
Less: Deferred acquisition costs	147	142	131	129	119
Plus: Net present value of estimated net future revenue	157	159	160	164	182
Plus: Net deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed	3,428	3,373	3,402	3,383	3,355
Plus taxes	(602)	(594)	(599)	(597)	(597)
Adjusted book value	$8,379	$8,371	$8,823	$8,727	$8,908

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders’ equity (net of tax (provision) benefit of $(4), $(6), $(5), $(1) and $-)	$17	$27	$32	$—	$2
Adjusted book value (net of tax (provision) benefit of $(3), $(4), $(3), $3 and $2)	$11	$16	$23	$(9)	$(8)

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Income Components (1 of 4)
(in millions)

Components of Income for the Three Months Ended December 31, 2022

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$109	$—	$—	$—	$—	$109
Net investment income	80	—	1	(3)	—	78
Asset management fees	—	20	—	2	—	22
Net realized investment gains (losses)	—	—	—	—	(17)	(17)
Fair value gains (losses) on credit derivatives (2)	2	—	—	—	29	31
Fair value gains (losses) on CCS	—	—	—	—	12	12
Fair value gains (losses) on FG VIEs	—	—	—	(5)	—	(5)
Fair value gains (losses) on CIVs	—	—	—	(8)	—	(8)
Foreign exchange gains (losses) on remeasurement	2	—	—	(3)	70	69
Fair value gains (losses) on trading securities	(4)	—	—	—	—	(4)
Other income (loss)	4	4	—	(3)	—	5
Total revenues	193	24	1	(20)	94	292

Expenses
Loss and LAE (benefit) (3)	44	—	—	—	1	45
Interest expense	—	1	23	(3)	—	21
Amortization of DAC	3	—	—	—	—	3
Employee compensation and benefit expenses	41	18	10	—	—	69
Other operating expenses	24	9	6	8	—	47
Total expenses	112	28	39	5	1	185
Equity in earnings (losses) of investees	(5)	—	—	(3)	—	(8)
Less: Provision (benefit) for income taxes	10	(1)	(2)	(3)	13	17
Less: Noncontrolling interests	—	—	—	(12)	—	(12)
Total	$66	$(3)	$(36)	$(13)	$80	$94

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Income Components (2 of 4)
(in millions)

Components of Income for the Three Months Ended December 31, 2021

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$108	$—	$—	$(1)	$—	$107
Net investment income	67	—	1	(3)	—	65
Asset management fees	—	21	—	2	—	23
Net realized investment gains (losses)	—	—	—	—	11	11
Fair value gains (losses) on credit derivatives (2)	3	—	—	—	(30)	(27)
Fair value gains (losses) on CCS	—	—	—	—	—	—
Fair value gains (losses) on FG VIEs	—	—	—	5	—	5
Fair value gains (losses) on CIVs	—	—	—	74	—	74
Foreign exchange gains (losses) on remeasurement	(1)	—	—	—	—	(1)
Other income (loss)	5	2	—	(1)	—	6
Total revenues	182	23	1	76	(19)	263

Expenses
Loss and LAE (benefit) (3)	(161)	—	—	2	(7)	(166)
Interest expense	—	1	22	(3)	—	20
Amortization of DAC	4	—	—	—	—	4
Employee compensation and benefit expenses	37	14	6	—	—	57
Other operating expenses	22	11	5	6	—	44
Total expenses	(98)	26	33	5	(7)	(41)
Equity in earnings (losses) of investees	44	—	(1)	(15)	—	28
Less: Provision (benefit) for income taxes	47	—	(2)	7	(2)	50
Less: Noncontrolling interests	—	—	—	19	—	19
Total	$277	$(3)	$(31)	$30	$(10)	$263

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Income Components (3 of 4)
(in millions)

Components of Income for the Year Ended December 31, 2022

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$497	$—	$—	$(3)	$—	$494
Net investment income	278	—	4	(13)	—	269
Asset management fees	—	106	—	(13)	—	93
Net realized investment gains (losses)	—	—	—	—	(56)	(56)
Fair value gains (losses) on credit derivatives (2)	11	—	—	—	(22)	(11)
Fair value gains (losses) on CCS	—	—	—	—	24	24
Fair value gains (losses) on FG VIEs	—	—	—	22	—	22
Fair value gains (losses) on CIVs	—	—	—	17	—	17
Foreign exchange gains (losses) on remeasurement	(5)	(1)	—	4	(110)	(112)
Fair value gains (losses) on trading securities	(34)	—	—	—	—	(34)
Commutation gains (losses)	2	—	—	—	—	2
Other income (loss)	8	7	—	—	—	15
Total revenues	757	112	4	14	(164)	723

Expenses
Loss and LAE (benefit) (3)	12	—	—	8	(4)	16
Interest expense	1	1	89	(10)	—	81
Amortization of DAC	14	—	—	—	—	14
Employee compensation and benefit expenses	148	80	30	—	—	258
Other operating expenses	84	38	24	21	—	167
Total expenses	259	119	143	19	(4)	536
Equity in earnings (losses) of investees	(51)	—	—	12	—	(39)
Less: Provision (benefit) for income taxes	34	(1)	(5)	—	(17)	11
Less: Noncontrolling interests	—	—	—	13	—	13
Total	$413	$(6)	$(134)	$(6)	$(143)	$124

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Income Components (4 of 4)
(in millions)

Components of Income for the Year Ended December 31, 2021

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$418	$—	$—	$(4)	$—	$414
Net investment income	280	—	2	(13)	—	269
Asset management fees	—	77	—	11	—	88
Net realized investment gains (losses)	—	—	—	—	15	15
Fair value gains (losses) on credit derivatives (2)	20	—	—	—	(78)	(58)
Fair value gains (losses) on CCS	—	—	—	—	(28)	(28)
Fair value gains (losses) on FG VIEs	—	—	—	23	—	23
Fair value gains (losses) on CIVs	—	—	—	127	—	127
Foreign exchange gains (losses) on remeasurement	(2)	—	—	—	(21)	(23)
Other income (loss)	17	6	—	(2)	—	21
Total revenues	733	83	2	142	(112)	848

Expenses
Loss and LAE (benefit) (3)	(221)	—	—	15	(14)	(220)
Interest expense	—	1	96	(10)	—	87
Loss on extinguishment of debt	—	—	175	—	—	175
Amortization of DAC	14	—	—	—	—	14
Employee compensation and benefit expenses	142	67	21	—	—	230
Other operating expenses	98	40	20	21	—	179
Total expenses	33	108	312	26	(14)	465
Equity in earnings (losses) of investees	144	—	—	(50)	—	94
Less: Provision (benefit) for income taxes	122	(6)	(47)	6	(17)	58
Less: Noncontrolling interests	—	—	—	30	—	30
Total	$722	$(19)	$(263)	$30	$(81)	$389

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Fixed-Maturity Securities, Short-Term Investments and Cash
As of December 31, 2022
(dollars in millions)

	Amortized Cost	Allowance for Credit Losses	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Fixed maturity securities, available-for-sale:
Obligations of states and political subdivisions (2)(4)(7)	$3,509	$(14)	3.67%	3.38%	$3,394	$129
U.S. government and agencies	118	—	2.04	1.75	111	2
Corporate securities	2,387	(6)	2.70	2.37	2,084	64
Mortgage-backed securities:
Residential mortgage-backed securities (RMBS) (3)(4)	418	(19)	5.16	4.28	340	22
Commercial mortgage-backed securities	282	—	3.49	3.05	271	10
Asset-backed securities (ABS)
CLOs	449	—	6.36	5.02	428	29
Other ABS (4)	423	(26)	3.90	3.13	393	16
Non-U.S. government securities	121	—	1.08	1.06	98	1
Total fixed maturity securities, available-for-sale	7,707	(65)	3.55	3.12	7,119	273
Short-term investments	810	—	3.22	2.58	810	26
Cash (5)	107	—	—	—	107	—
Total	$8,624	$(65)	3.52%	3.07%	$8,036	$299

Fixed maturity securities, trading (8)					$303

Ratings (6):	Fair Value	% of Portfolio
U.S. government and agencies	$111	1.6%
AAA/Aaa	1,012	14.2%
AA/Aa	2,530	35.5%
A/A	1,736	24.4%
BBB	784	11.0%
BIG	528	7.4%
Not rated (7)	418	5.9%
Total fixed maturity securities, available-for-sale	$7,119	100.0%

Duration of available-for-sale fixed maturity securities and short-term investments (in years):		4.0

Average ratings of fixed maturity securities and short-term investments		A

1)    Represents annualized investment income based on amortized cost and pre-tax book yields.
2)    Includes obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by S&P Global Ratings, a division of Standard & Poor's Financial Services LLC (S&P) or Moody’s Investors Service, Inc. (Moody’s), average A.
3)    Includes fair value of $154 million in subprime RMBS, which has an average rating of BIG.
4)    Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.
5)    Cash is not included in the yield calculation.
6)    Ratings are represented by the lower of the Moody’s or S&P classifications except for purchased securities that it has insured, and for which it had expected losses to be paid (loss mitigation securities) and certain other securities, which use internal ratings classifications. Loss mitigation and other securities for which internal ratings are used total $922 million in par with carrying value of $594 million and primarily included in BIG category.
7)    Includes $358 million of new general obligation bonds and new bonds backed by toll revenue received in connection with 2022 Puerto Rico Resolutions (see page 33).
8)    Represents contingent value instruments received in connection with 2022 Puerto Rico Resolutions (see page 33). These securities are not rated.

Assured Guaranty Ltd.
Investment Portfolio, Cash and CIVs
GAAP
(dollars in millions)

Investment Portfolio, Cash and CIVs as of December 31, 2022

	Insurance Subsidiaries (1)	Holding Companies (2)	Other	AGL Consolidated

Fixed-maturity securities, available-for-sale	$7,095	$24	$—	$7,119
Fixed-maturity securities, trading	303	—	—	303

Short-term investments	668	132	10	810
Cash	44	7	56	107
Total short-term investments and cash	712	139	66	917
Other invested assets
AssuredIM Funds (3)
CLOs	272	—	(272)	—
Municipal bonds	105	—	(105)	—
Healthcare	91	—	(91)	—
Asset-based	101	—	(101)	—
Equity method investments AssuredIM Funds	569	—	(569)	—
Other	122	9	2	133
Other invested assets	691	9	(567)	133
Total investment portfolio and cash	$8,801	$172	$(501)	$8,472
CIVs
Assets of CIVs	$—	$—	$5,493	$5,493
Liabilities of CIVs	—	—	(4,625)	(4,625)
Redeemable noncontrolling interests	—	—	—	—
Nonredeemable noncontrolling interests	—	—	(228)	(228)
Total CIVs	$—	$—	$640	$640

Investment Portfolio, Cash and CIVs as of December 31, 2021

	Insurance Subsidiaries	Holding Companies	Other	AGL Consolidated

Fixed-maturity securities, available-for-sale	$8,106	$96	$—	$8,202

Short-term investments	859	355	11	1,225
Cash	71	—	49	120
Total short-term investments and cash	930	355	60	1,345
Other invested assets
AssuredIM Funds
CLOs	228	—	(228)	—
Municipal bonds	107	—	(107)	—
Healthcare	115	—	(115)	—
Asset-based	93	—	(93)	—
Equity method investments AssuredIM Funds	543	—	(543)	—
Other	167	8	6	181
Other invested assets	710	8	(537)	181
Total investment portfolio and cash	$9,746	$459	$(477)	$9,728
CIVs
Assets of CIVs	$—	$—	$5,271	$5,271
Liabilities of CIVs	—	—	(4,436)	(4,436)
Redeemable noncontrolling interests	—	—	(22)	(22)
Nonredeemable noncontrolling interests	—	—	(186)	(186)
Total CIVs	$—	$—	$627	$627
1)    Includes the Company's U.S., Bermuda and European insurance subsidiaries.
2)    Includes the Company's' holding companies: AGL, Assured Guaranty US Holdings Inc. and Assured Guaranty Municipal Holdings Inc. (AGMH).
3)    Funds managed by Assured Investment Management LLC (AssuredIM LLC) and its investment management affiliates (together with AssuredIM LLC, AssuredIM) (AssuredIM Funds).

Assured Guaranty Ltd.
Income from Investment Portfolio and CIVs
Segment (1 of 2)
(dollars in millions)

Income from Investment Portfolio and Fair Value Gains (Losses) on CIVs on a Segment basis for the Three Months Ended December 31, 2022 and December 31, 2021

	Three Months Ended December 31, 2022
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$80	$—	$1	$(3)	$78

Fair value gains (losses) on trading securities	(4)	—	—	—	$(4)

Equity in earnings (losses) of investees
AssuredIM Funds	$3	$—	$—	$(3)	$—
Other	(8)	—	—	—	(8)
Equity in earnings (losses) of investees	$(5)	$—	$—	$(3)	$(8)

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$(8)	$(8)
Noncontrolling interests	—	—	—	12	12
Total CIVs	$—	$—	$—	$4	$4

	Three Months Ended December 31, 2021
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$67	$—	$1	$(3)	$65

Equity in earnings (losses) of investees
AssuredIM Funds	$10	$—	$—	$(15)	$(5)
Other	34	—	(1)	—	33
Equity in earnings (losses) of investees	$44	$—	$(1)	$(15)	$28

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$74	$74
Noncontrolling interests	—	—	—	(19)	(19)
Total CIVs	$—	$—	$—	$55	$55

Assured Guaranty Ltd.
Income from Investment Portfolio and CIVs
Segment (2 of 2)
(dollars in millions)

Income from Investment Portfolio and Fair Value Gains (Losses) on CIVs for the Year Ended December 31, 2022 and December 31, 2021

	Year Ended December 31, 2022
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$278	$—	$4	$(13)	$269

Fair value gains (losses) on trading securities	(34)	—	—	—	$(34)

Equity in earnings (losses) of investees
AssuredIM Funds	$(10)	$—	$—	$12	$2
Other	(41)	—	—	—	(41)
Equity in earnings (losses) of investees	$(51)	$—	$—	$12	$(39)

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$17	$17
Noncontrolling interests	—	—	—	(13)	(13)
Total CIVs	$—	$—	$—	$4	$4

	Year Ended December 31, 2021
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$280	$—	$2	$(13)	$269

Equity in earnings (losses) of investees
AssuredIM Funds	$80	$—	$—	$(50)	$30
Other	64	—	—	—	64
Equity in earnings (losses) of investees	$144	$—	$—	$(50)	$94

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$127	$127
Noncontrolling interests	—	—	—	(30)	(30)
Total CIVs	$—	$—	$—	$97	$97

Assured Guaranty Ltd.
Equity Method Alternative Investments in the Insurance Segment
(dollars in millions)

	Carrying Value		Equity in Earnings
	December 31, 2022	December 31, 2021	Fourth Quarter 2022	Twelve Months 2022	Inception-to-Date

AssuredIM Funds(1)
Strategy:
CLOs	$272	$228	$8	$(2)	$39
Municipal bonds	105	107	2	(2)	6
Healthcare(3)	91	115	(5)	(11)	38
Asset-based(3)	101	93	(2)	5	27
AssuredIM Funds (2)	569	543	3	(10)	110
Other alternative investments(3)	117	161	(8)	(41)	47
Total	$686	$704	$(5)	$(51)	$157

1)    Eliminated in consolidation at the AGL level, reported in equity in earnings at AG Asset Strategies LLC (AGAS), which is owned 65% by Assured Guaranty Municipal Corp. (AGM) and 35% by Assured Guaranty Corp. (AGC). AGAS is consolidated in AGM's consolidated financial statements.
2)    The inception-to-date annualized internal rate of return (IRR) is 9.4%, the year to date return was a negative 1.8% and the quarter to date return was 0.5%. For AssuredIM Funds, the returns represent IRR based on mark-to-market gains (losses). The inception-to-date IRRs are annualized; the quarterly and year-to-date returns are not annualized.
3)    Includes funds and investments reported on a lag. Excludes equity method investment in the Corporate division of $6 million and $8 million as of December 31, 2022 and December 31, 2021, respectively.

Insurance Segment

Assured Guaranty Ltd.
Insurance Segment Results
(dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Segment revenues
Net earned premiums and credit derivative revenues	$111	$111	$508	$438
Net investment income	80	67	278	280
Fair value gains (losses) on trading securities	(4)	—	(34)	—
Commutation gains (losses)	—	—	2	—
Foreign exchange gains (losses) on remeasurement and other income (loss)	6	4	3	15
Total segment revenues	193	182	757	733

Segment expenses
Loss expense (benefit)	44	(161)	12	(221)
Interest expense	—	—	1	—
Amortization of DAC	3	4	14	14
Employee compensation and benefit expenses	41	37	148	142
Write-off of Municipal Assurance Corp. (MAC) insurance licenses	—	—	—	16
Other operating expenses	24	22	84	82
Total segment expenses	112	(98)	259	33
Equity in earnings (losses) of investees	(5)	44	(51)	144
Segment adjusted operating income (loss) before income taxes	76	324	447	844
Less: Provision (benefit) for income taxes	10	47	34	122
Segment adjusted operating income (loss)	$66	$277	$413	$722

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of December 31, 2022
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Assured Guaranty Re Ltd. (6)	Eliminations(2)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,747	$1,916	$709	$(217)	$5,155
Contingency reserve	855	347	—	—	1,202
Qualified statutory capital	3,602	2,263	709	(217)	6,357
Unearned premium reserve and net deferred ceding commission income(1)	2,134	327	551	(71)	2,941
Loss and LAE reserves (1)(7)	—	—	165	—	165
Total policyholders' surplus and reserves	5,736	2,590	1,425	(288)	9,463
Present value of installment premium	503	200	252	—	955
CCS	200	200	—	—	400
Total claims-paying resources	$6,439	$2,990	$1,677	$(288)	$10,818

Statutory net exposure (1)(3)	$154,628	$20,951	$56,732	$(602)	$231,709
Net debt service outstanding (1)(3)	$249,089	$32,983	$87,494	$(1,269)	$368,297

Ratios:
Net exposure to qualified statutory capital	43:1	9:1	80:1		36:1
Capital ratio (4)	69:1	15:1	123:1		58:1
Financial resources ratio (5)	39:1	11:1	52:1		34:1
Statutory net exposure to claims-paying resources	24:1	7:1	34:1		21:1

1)    The numbers shown for AGM have been adjusted to include 100% share of its United Kingdom (U.K.) and French insurance subsidiaries.
2)    Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and (ii) eliminations of intercompany deferred ceding commissions. Net exposure and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
3)    Net exposure and net debt service outstanding are presented on a statutory basis. Includes $1,186 million of specialty insurance and reinsurance exposure, and a guarantee of rental income cash flows with maximum potential exposure of $228 million.
4)    The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
5)    The financial resources ratio is calculated by dividing net debt service outstanding by total claims-paying resources.
6)    Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of AG Re on a U.S. statutory basis, except for contingency reserves.
7)    Loss and LAE reserves exclude adjustments to claims-paying resources for AGM and AGC because they were in a net recoverable position of $26 million and $49 million, respectively.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP for the Three Months Ended December 31, 2022 and December 31, 2021

	Three Months Ended					Three Months Ended
	December 31, 2022					December 31, 2021
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$88	$9	$33	$1	$131	$71	$19	$8	$2	$100
Less: Installment GWP and other GAAP adjustments (1)	40	9	29	1	79	10	16	5	2	33
Upfront GWP	48	—	4	—	52	61	3	3	—	67
Plus: Installment premiums and other(2)	46	1	36	—	83	9	13	7	2	31
Total PVP	$94	$1	$40	$—	$135	$70	$16	$10	$2	$98

Gross par written	$5,819	$—	$971	$245	$7,035	$5,947	$—	$375	$164	$6,486

Reconciliation of GWP to PVP for the Year Ended December 31, 2022 and December 31, 2021

	Year Ended					Year Ended
	December 31, 2022					December 31, 2021
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$248	$75	$37	$—	$360	$231	$89	$51	$6	$377
Less: Installment GWP and other GAAP adjustments (1)	40	75	30	—	145	43	65	44	6	158
Upfront GWP	208	—	7	—	215	188	24	7	—	219
Plus: Installment premiums and other(2)	49	68	36	7	160	47	55	35	5	142
Total PVP	$257	$68	$43	$7	$375	$235	$79	$42	$5	$361

Gross par written	$19,801	$624	$1,077	$545	$22,047	$23,793	$1,117	$1,316	$430	$26,656

(1)    Includes the present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions and other GAAP adjustments.
(2)    Includes the present value of future premiums and fees on new business paid in installments discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturities such as Loss Mitigation Securities. The year 2022 also includes the present value of future premiums and fees associated with a financial guarantee written by the Company that, under GAAP, is accounted for under Accounting Standards Codification (ASC) 460, Guarantees.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written (1 of 2)
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended December 31,
	2022		2021
	Gross Par Written	Average Internal Rating	Gross Par Written	Average Internal Rating
Sector:
U.S. public finance:
General obligation	$1,403	BBB+	$2,609	A-
Transportation	732	BBB+	856	BBB
Municipal utilities	980	BBB+	684	A-
Tax backed	949	A	970	A
Healthcare	769	BBB	447	BBB+
Higher education	366	A-	341	A
Infrastructure finance	573	BBB-	40	A
Investor-owned utilities	47	BBB	—	—
Other	—	—	—	—
Total U.S. public finance	5,819	BBB+	5,947	A-
Non-U.S. public finance:
Total non-U.S. public finance	—	—	—	—
Total public finance	5,819	BBB+	5,947	A-

U.S. structured finance:
Insurance securitization	653	A	217	AA-
Pooled corporate obligations	129	AAA	11	AAA
Commercial mortgage-backed securities	100	A	—	—
Structured credit	10	BBB	—	—
Other	79	A	147	A-
Total U.S. structured finance	971	A+	375	A+
Non-U.S. structured finance:
Pooled corporate obligations	11	AAA	131	AAA
Other	234	A	33	A
Total non-U.S. structured finance	245	A	164	AAA
Total structured finance	1,216	A+	539	AA-

Total gross par written	$7,035	A-	$6,486	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
Gross Par Written (2 of 2)
(dollars in millions)

Gross Par Written by Asset Type

	Year Ended December 31,
	2022		2021
	Gross Par Written	Average Internal Rating	Gross Par Written	Average Internal Rating
Sector:
U.S. public finance:
General obligation	$6,267	A-	$9,284	A-
Transportation	3,707	BBB+	3,307	A-
Municipal utilities	3,240	A	3,008	A-
Tax backed	2,754	A	4,271	A-
Healthcare	2,355	BBB+	1,524	BBB+
Higher education	734	A-	1,544	A
Infrastructure finance	697	BBB-	792	BBB+
Investor-owned utilities	47	BBB	—	—
Housing revenue	—	—	44	BBB-
Other	—	—	19	A
Total U.S. public finance	19,801	A-	23,793	A-
Non-U.S. public finance:
Regulated utilities	417	BBB	—	—
Infrastructure finance	207	BBB-	858	BBB
Renewable energy	—	—	153	BBB+
Sovereign and sub-sovereign	—	—	106	A
Total non-U.S. public finance	624	BBB	1,117	BBB+
Total public finance	20,425	A-	24,910	A-

U.S. structured finance:
Insurance securitization	653	A	1,065	A+
Pooled corporate obligations	129	AAA	11	AAA
Commercial mortgage-backed securities	113	A	37	A
Structured credit	27	BBB	—	—
Other	155	A	203	A-
Total U.S. structured finance	1,077	A+	1,316	A+
Non-U.S. structured finance:
Commercial receivables (1)	257	AA	—	—
Pooled corporate obligations	11	AAA	397	AA
Other	277	A	33	A
Total non-U.S. structured finance	545	AA-	430	AA
Total structured finance	1,622	A+	1,746	AA-

Total gross par written	$22,047	A-	$26,656	A-

(1)    Represents guarantees of rental income cash flows.

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

									Year Ended
	1Q-21	2Q-21	3Q-21	4Q-21	1Q-22	2Q-22	3Q-22	4Q-22	2021	2022
PVP:
Public finance - U.S.	$81	$29	$55	$70	$49	$57	$57	$94	$235	$257
Public finance - non-U.S.	3	43	17	16	12	18	37	1	79	68
Structured finance - U.S.	2	9	21	10	2	—	1	40	42	43
Structured finance - non-U.S.	—	—	3	2	6	1	—	—	5	7
Total PVP (1)	$86	$81	$96	$98	$69	$76	$95	$135	$361	$375

Reconciliation of GWP to PVP:

Total GWP	$87	$84	$106	$100	$70	$65	$94	$131	$377	$360
Less: Installment GWP and other GAAP adjustments	38	35	52	33	19	8	39	79	158	145
Upfront GWP	49	49	54	67	51	57	55	52	219	215
Plus: Installment premiums and other(2)	37	32	42	31	18	19	40	83	142	160
Total PVP	$86	$81	$96	$98	$69	$76	$95	$135	$361	$375

Gross par written:
Public finance - U.S.	$5,427	$4,716	$7,703	$5,947	$3,931	$6,429	$3,622	$5,819	$23,793	$19,801
Public finance - non-U.S.	—	961	156	—	223	207	194	—	1,117	624
Structured finance - U.S.	45	460	436	375	60	16	30	971	1,316	1,077
Structured finance - non-U.S.	—	—	266	164	257	43	—	245	430	545
Total	$5,472	$6,137	$8,561	$6,486	$4,471	$6,695	$3,846	$7,035	$26,656	$22,047

1)    First quarter 2022 PVP and gross par written includes the present value (PV) of future premiums and total exposure, respectively, associated with a financial guarantee written by the Company that, under GAAP, are accounted for under ASC 460, Guarantees.
2)    Includes the present value of future premiums and fees on new business paid in installments discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturities such as Loss Mitigation Securities. The year 2022 also includes the present value of future premiums and fees associated with a financial guarantee written by the Company that, under GAAP, is accounted for under Accounting Standards Codification (ASC) 460, Guarantees.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Financial Guaranty Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums (i.e. Net Deferred Premium Revenue)	Accretion of Discount	Effect of FG VIE Consolidation on Expected PV Net Earned Premiums and Accretion of Discount	Future Credit Derivative Revenues (3)
2022 (as of December 31)		$369,951
2023 Q1	$4,110	365,841	$69	$6	$1	$2
2023 Q2	4,139	361,702	69	6	1	2
2023 Q3	6,336	355,366	69	6	1	2
2023 Q4	4,941	350,425	68	5	1	2
2024	18,824	331,601	260	21	3	8
2025	20,170	311,431	244	20	3	8
2026	19,241	292,190	229	18	2	8
2027	17,646	274,544	214	17	2	7

2023-2027	95,407	274,544	1,222	99	14	39
2028-2032	83,967	190,577	898	70	11	30
2033-2037	66,444	124,133	608	47	11	24
2038-2042	47,693	76,440	370	31	1	16
After 2042	76,440	—	521	46	—	11
Total	$369,951		$3,619	$293	$37	$120

Reconciliation of Net Deferred Premium Revenue to Net Unearned Premium Reserve(4)

	GAAP	Effect of FG VIE Consolidation on Net Unearned Premium Reserve
Net deferred premium revenue:
Financial guaranty	$3,619	$35
Specialty	10	—
Net deferred premium revenue	3,629	35
Contra-paid	(23)	(4)
Net unearned premium reserve	$3,606	$31

1)    Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of December 31, 2022. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations, terminations and because of management's assumptions on structured finance amortization.
2)    See also page 27, for ‘‘Net Expected Loss to be Expensed.’’
3)    Represents expected future premiums on insured credit derivatives.
4)    Unearned premium reserve represents deferred premium revenue less claim payments made (net of recoveries received) that have been recognized in the statement of operations (contra-paid).

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid (1) for the Three Months Ended December 31, 2022

	Net Expected Loss to be Paid (Recovered) as of September 30, 2022	Economic Loss Development (Benefit) During 4Q-22	Net (Paid) Recovered Losses During 4Q-22	Net Expected Loss to be Paid (Recovered) as of December 31, 2022
Public Finance:
U.S. public finance	$626	$35	$(258)	$403
Non-U.S public finance	6	4	(1)	9
Public Finance	632	39	(259)	412

Structured Finance:
U.S. RMBS	52	(16)	30	66
Other structured finance	43	—	1	44
Structured Finance	95	(16)	31	110
Total	$727	$23	$(228)	$522

Rollforward of Net Expected Loss and LAE to be Paid (1) for the Year Ended December 31, 2022

	Net Expected Loss to be Paid (Recovered) as of December 31, 2021	Economic Loss Development (Benefit) During 2022	Net (Paid) Recovered Losses During 2022	Net Expected Loss to be Paid (Recovered) as of December 31, 2022
Public Finance:
U.S. public finance	$197	$19	$187	$403
Non-U.S public finance	12	(2)	(1)	9
Public Finance	209	17	186	412

Structured Finance:
U.S. RMBS	150	(143)	59	66
Other structured finance	52	1	(9)	44
Structured Finance	202	(142)	50	110
Total	$411	$(125)	$236	$522

1)    Includes net expected loss to be paid (recovered), economic loss development (benefit) and (paid) recovered losses for all contracts (i.e., those accounted for as insurance, credit derivatives and FG VIEs).

Assured Guaranty Ltd.
Loss Measures
As of December 31, 2022
(dollars in millions)

		Three Months Ended December 31, 2022			Year Ended December 31, 2022
	Total Net Par Outstanding for BIG Transactions	GAAP Loss and LAE(1)	Loss and LAE included in Adjusted Operating Income (2)	Insurance Segment Loss and LAE(3)	GAAP Loss and LAE (1)	Loss and LAE included in Adjusted Operating Income (2)	Insurance Segment Loss and LAE(3)
Public finance:
U.S. public finance	$3,796	$58	$58	$58	$125	$125	$128
Non-U.S public finance	981	—	—	—	—	—	—
Public finance	4,777	58	58	58	125	125	128
Structured finance:
U.S. RMBS	$1,010	(15)	(16)	(16)	(112)	(109)	(120)
Other structured finance	105	2	2	2	3	4	4
Structured finance	1,115	(13)	(14)	(14)	(109)	(105)	(116)
Total	$5,892	$45	$44	$44	$16	$20	$12

1)    Includes loss expense related to contracts that are accounted for as insurance contracts.
2)    Includes loss expense related to contracts that are accounted for as insurance contracts and credit derivatives.
3)    Includes loss expense related to contracts that are accounted for as insurance contracts, credit derivatives, and consolidated FG VIEs.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed (1)
As of December 31, 2022
(dollars in millions)

GAAP

2023 Q1	$2
2023 Q2	2
2023 Q3	3
2023 Q4	3
2024	12
2025	13
2026	17
2027	15
2023-2027	67
2028-2032	61
2033-2037	43
2038-2042	8
After 2042	12
Total expected present value of net expected loss to be expensed (2)	191
Future accretion	82
Total expected future loss and LAE	$273

1)    The present value of net expected loss to be paid is discounted using risk free rates ranging from 3.82% to 4.69% for U.S. dollar denominated obligations.
2)    Excludes $28 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
(dollars in millions)

Net Par Outstanding and Average Internal Rating by Asset Type

	As of December 31, 2022		As of December 31, 2021
	Net Par Outstanding	Average Internal Rating	Net Par Outstanding	Average Internal Rating
U.S. public finance:
General obligation	$71,868	A-	$72,896	A-
Tax backed	33,752	A-	35,726	A-
Municipal utilities	26,436	A-	25,556	A-
Transportation	19,688	A-	17,241	BBB+
Healthcare	11,304	BBB+	9,588	BBB+
Higher education	7,137	A-	6,927	A-
Infrastructure finance	6,955	A-	6,329	A-
Housing revenue	959	BBB-	1,000	BBB-
Investor-owned utilities	332	A-	611	A-
Renewable energy	180	A-	193	A-
Other public finance	1,025	BBB	1,152	A-
Total U.S. public finance	179,636	A-	177,219	A-
Non-U.S public finance:
Regulated utilities	17,855	BBB+	18,814	BBB+
Infrastructure finance	13,915	BBB	16,475	BBB
Sovereign and sub-sovereign	9,526	A+	10,886	A+
Renewable energy	2,086	A-	2,398	A-
Pooled infrastructure	1,081	AAA	1,372	AAA
Total non-U.S. public finance	44,463	BBB+	49,945	BBB+
Total public finance	224,099	A-	227,164	A-

U.S. structured finance:
Life insurance transactions	3,879	AA-	3,431	AA-
RMBS	1,956	BBB-	2,391	BB+
Pooled corporate obligations	625	AAA	534	AA+
Financial products	453	AA-	770	AA-
Consumer receivables	437	A	583	A+
Other structured finance	878	BBB+	665	BBB+
Total U.S. structured finance	8,228	A	8,374	A
Non-U.S. structured finance:
Pooled corporate obligations	344	AAA	351	AAA
RMBS	263	A-	325	A
Other structured finance	324	AA-	178	AA
Total non-U.S structured finance	931	AA	854	AA
Total structured finance	9,159	A	9,228	A

Total	$233,258	A-	$236,392	A-

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
As of December 31, 2022
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$222	0.1%	$1,967	4.4%	$926	11.2%	$469	50.4%	$3,584	1.5%
AA	16,241	9.1	3,497	7.9	4,633	56.3	12	1.3	24,383	10.5
A	96,807	53.9	9,271	20.9	1,075	13.1	340	36.5	107,493	46.1
BBB	62,570	34.8	28,747	64.6	479	5.8	110	11.8	91,906	39.4
BIG	3,796	2.1	981	2.2	1,115	13.6	—	—	5,892	2.5
Net Par Outstanding (1)	$179,636	100.0%	$44,463	100.0%	$8,228	100.0%	$931	100.0%	$233,258	100.0%

1)    As of December 31, 2022, the Company excluded $1.3 billion of net par attributable to loss mitigation securities.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
As of December 31, 2022
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total

U.S.:
U.S. public finance:
California	$36,818	15.8%
Texas	18,973	8.1
Pennsylvania	16,142	6.9
New York	15,580	6.7
Illinois	12,824	5.5
New Jersey	9,610	4.1
Florida	7,790	3.4
Louisiana	4,979	2.1
Michigan	4,943	2.1
Alabama	3,763	1.6
Other	48,214	20.7
Total U.S. public finance	179,636	77.0
U.S. structured finance	8,228	3.5
Total U.S.	187,864	80.5

Non-U.S.:
United Kingdom	34,903	15.0
Canada	1,728	0.7
Spain	1,575	0.7
Australia	1,506	0.6
France	1,437	0.7
Other	4,245	1.8
Total non-U.S.	45,394	19.5

Total net par outstanding	$233,258	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Specialty Insurance, Reinsurance and Guaranties
(dollars in millions)

	As of December 31, 2022		As of December 31, 2021
	Gross Exposure	Net Exposure	Gross Exposure	Net Exposure
Life insurance transactions (1)	$1,314	$986	$1,250	$871
Aircraft residual value insurance policies (2)	355	200	355	200
Other guaranties	228	228	—	—

1)    The life insurance transactions net exposure is projected to reach $1.1 billion by June 30, 2024.
2)    As of both December 31, 2022 and December 31, 2021, gross exposure of $144 million and net exposure of $84 million of aircraft residual value insurance was rated BIG.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

	Public Finance		Structured Finance
	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2022 (as of December 31)		$224,099						$9,159
2023 Q1	$925	223,174	$8	$97	$20	$126	$251	8,908
2023 Q2	1,070	222,104	7	91	2	95	195	8,713
2023 Q3	3,632	218,472	9	90	(13)	38	124	8,589
2023 Q4	2,290	216,182	7	86	(3)	262	352	8,237
2024	9,003	207,179	34	303	10	168	515	7,722
2025	10,795	196,384	85	252	29	159	525	7,197
2026	10,348	186,036	114	178	36	215	543	6,654
2027	9,155	176,881	194	144	(8)	258	588	6,066

2023-2027	47,218	176,881	458	1,241	73	1,321	3,093	6,066
2028-2032	47,902	128,979	351	312	303	1,829	2,795	3,271
2033-2037	41,695	87,284	74	317	63	1,283	1,737	1,534
2038-2042	31,597	55,687	86	79	14	812	991	543
After 2042	55,687	—	—	7	—	536	543	—
Total	$224,099		$969	$1,956	$453	$5,781	$9,159

Net par outstanding (end of period)

	1Q-21	2Q-21	3Q-21	4Q-21	1Q-22	2Q-22	3Q-22	4Q-22
Public finance - U.S.	$172,941	$173,667	$175,952	$177,219	$175,957	$179,648	$177,842	$179,636
Public finance - non-U.S.	52,099	51,966	50,305	49,945	48,506	44,447	41,063	44,463
Structured finance - U.S.	8,678	8,568	8,677	8,374	8,101	7,935	7,449	8,228
Structured finance - non-U.S.	552	535	734	854	815	782	717	931
Net par outstanding	$234,270	$234,736	$235,668	$236,392	$233,379	$232,812	$227,071	$233,258

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 2)
As of December 31, 2022
(dollars in millions)

Exposure to Puerto Rico

	Par Outstanding		Debt Service Outstanding
	Gross	Net	Gross	Net
Total	$1,378	$1,361	$1,899	$1,878

Exposure to Puerto Rico by Company

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (1)	Total Net Par Outstanding	Gross Par Outstanding
Resolved Puerto Rico Exposures
Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue) (2)	$49	$183	$108	$(42)	$298	$298
PRHTA (Highway revenue) (2)	140	30	12	—	182	182
Commonwealth of Puerto Rico - General Obligation (GO) (3)	—	19	6	—	25	25
Puerto Rico Buildings Authority (PBA)(3)	1	4	—	(1)	4	4
Total Resolved	190	236	126	(43)	509	509

Other Puerto Rico Exposures
Puerto Rico Electric Power Authority (PREPA) (4)	446	69	205	—	720	730
Puerto Rico Municipal Finance Agency (MFA) (5)	101	6	24	—	131	138
Puerto Rico Aqueduct and Sewer Authority (PRASA) and University of Puerto Rico (U of PR) (5)	—	1	—	—	1	1
Total Other	547	76	229	—	852	869

Total exposure to Puerto Rico	$737	$312	$355	$(43)	$1,361	$1,378

1)    Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
2)    Resolved on December 6, 2022, pursuant to the Modified Fifth Amended Title III Plan of Adjustment of the Puerto Rico Highways and Transportation Authority.
3)    Resolved on March 15, 2022, pursuant to the Modified Eighth Amended Title III Plan of Adjustment of the Commonwealth of Puerto Rico, the Employees Retirement System of the Government of the Commonwealth of Puerto Rico, and the Puerto Rico Public Buildings Authority.
4)    This exposure is in payment default.
5)    All debt service on these insured exposures have been paid to date without any insurance claim being made on the Company.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 2)
As of December 31, 2022
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033 -2037	2038 -2042	Total
Resolved Puerto Rico Exposures
PRHTA (Transportation revenue)	$—	$—	$10	$—	$—	$8	$8	$—	$—	$12	$—	$—	$—	$127	$133	$298
PRHTA (Highway revenue)	—	—	—	—	—	—	—	—	8	8	8	30	27	101	—	182
Commonwealth of Puerto Rico - GO	—	—	—	—	—	—	2	4	—	19	—	—	—	—	—	25
PBA	—	—	2	—	—	2	—	—	—	—	—	—	—	—	—	4
Total Resolved	—	—	12	—	—	10	10	4	8	39	8	30	27	228	133	509

Other Puerto Rico Exposures
PREPA	—	—	95	—	93	68	105	105	69	39	44	75	14	13	—	720
MFA	—	—	18	—	18	18	37	15	12	7	6	—	—	—	—	131
PRASA and U of PR	—	—	—	—	1	—	—	—	—	—	—	—	—	—	—	1
Total Other	—	—	113	—	112	86	142	120	81	46	50	75	14	13	—	852

Total	$—	$—	$125	$—	$112	$96	$152	$124	$89	$85	$58	$105	$41	$241	$133	$1,361

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033 -2037	2038 -2042	Total
Resolved Puerto Rico Exposures
PRHTA (Transportation revenue)	$8	$—	$18	$—	$15	$23	$22	$14	$14	$26	$14	$14	$14	$182	$151	$515
PRHTA (Highway revenue)	5	—	5	—	9	9	10	10	18	17	17	38	34	116	—	288
Commonwealth of Puerto Rico - GO	—	—	1	—	2	1	3	6	1	20	—	—	—	—	—	34
PBA	—	—	2	—	—	3	—	—	—	—	—	—	—	—	—	5
Total Resolved	13	—	26	—	26	36	35	30	33	63	31	52	48	298	151	842

Other Puerto Rico Exposures
PREPA	14	3	109	3	122	92	126	122	80	47	51	81	15	14	—	879
MFA	3	—	21	—	24	22	41	17	14	8	6	—	—	—	—	156
PRASA and U of PR	—	—	—	—	1	—	—	—	—	—	—	—	—	—	—	1
Total Other	17	3	130	3	147	114	167	139	94	55	57	81	15	14	—	1,036

Total	$30	$3	$156	$3	$173	$150	$202	$169	$127	$118	$88	$133	$63	$312	$151	$1,878

Assured Guaranty Ltd.
U.S. RMBS Profile
As of December 31, 2022
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$3	$67	$9	$371	$2	$452
AA	10	76	7	142	191	426
A	6	—	—	7	9	22
BBB	—	—	—	38	8	46
BIG	38	208	16	633	115	1,010
Total exposures	$57	$351	$32	$1,191	$325	$1,956

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$10	$8	$—	$342	$14	$374
2005	22	122	15	184	53	396
2006	25	25	1	44	109	204
2007	—	196	16	590	149	951
2008	—	—	—	31	—	31
Total exposures	$57	$351	$32	$1,191	$325	$1,956

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding, internal ratings and a description of sectors.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of December 31, 2022
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Average Initial Credit Enhancement	Average Current Credit Enhancement
Ratings:
AAA	$793	82.0%	41.9%	50.7%
AA	52	5.4	41.1%	51.1%
A	93	9.6	38.1%	47.3%
BBB	29	3.0	42.1%	44.6%
Total exposures	$967	100.0%	41.5%	50.2%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Average Initial Credit Enhancement	Average. Current Credit Enhancement	Number of Transactions	Average Rating
Asset class:
Trust preferred
Banks and insurance	$367	38.0%	43.7%	62.7%	12	AAA
U.S. mortgage and real estate investment trusts	85	8.7	47.3%	64.5%	3	A+
CLOs	515	53.3	38.9%	39.0%	6	AAA
Total exposures	$967	100.0%	41.5%	50.2%	21	AAA

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 3)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	As of
	December 31, 2022	December 31, 2021
U.S. public finance:
Healthcare	$1,085	$23
Municipal utilities	1,025	1,069
Tax backed	889	2,327
General obligation	337	1,561
Transportation	109	110
Higher education	107	46
Housing revenue	73	90
Infrastructure finance	46	46
Other public finance	125	100
Total U.S. public finance	3,796	5,372
Non-U.S. public finance:
Infrastructure finance	911	470
Sovereign and sub-sovereign	52	102
Renewable energy	18	28
Total non-U.S. public finance	981	600
Total public finance	4,777	5,972

U.S. structured finance:
RMBS	1,010	1,265
Consumer receivables	60	72
Life insurance transactions	40	40
Other structured finance	5	7
Total U.S. structured finance	1,115	1,384
Non-U.S. structured finance:
Total non-U.S. structured finance	—	—
Total structured finance	1,115	1,384
Total BIG net par outstanding	$5,892	$7,356

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 3)
(dollars in millions)

Net Par Outstanding by BIG Category (1)

	As of
	December 31, 2022	December 31, 2021
BIG Category 1
U.S. public finance	$2,364	$1,765
Non-U.S. public finance	981	556
U.S. structured finance	18	122
Non-U.S. structured finance	—	—
Total BIG Category 1	3,363	2,443
BIG Category 2
U.S. public finance	108	116
Non-U.S. public finance	—	—
U.S. structured finance	73	65
Non-U.S. structured finance	—	—
Total BIG Category 2	181	181
BIG Category 3
U.S. public finance	1,324	3,491
Non-U.S. public finance	—	44
U.S. structured finance	1,024	1,197
Non-U.S. structured finance	—	—
Total BIG Category 3	2,348	4,732
BIG Total	$5,892	$7,356

1)    Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which are claims that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 3)
As of December 31, 2022
(dollars in millions)

Public Finance and Structured Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating (1)	60+ Day Delinquencies
Name or description
U.S. public finance:
ProMedica Healthcare Obligated Group, Ohio	$820	BB+
Puerto Rico Electric Power Authority	720	CCC
Puerto Rico Highways & Transportation Authority	480	CCC
Illinois Sports Facilities Authority	259	BB+
OU Medicine, Oklahoma	253	BB+
Jackson Water & Sewer System, Mississippi	164	BB
Puerto Rico Municipal Finance Agency	131	CCC
Stockton City, California	96	B
New Jersey City University	87	BB
Harrisburg Parking System, Pennsylvania	79	B
San Jacinto River Authority (GRP Project), Texas	62	BB+
Indiana University of Pennsylvania, Pennsylvania	58	CCC
Atlantic City, New Jersey	54	BB
Total U.S. public finance	3,263

Non-U.S. public finance:
Coventry & Rugby Hospital Company (Walsgrave Hospital) Plc	522	BB
Road Management Services PLC (A13 Highway)	132	B+
Dartford & Gravesham NHS Trust The Hospital Company (Dartford) Plc	115	BB+
M6 Duna Autopalya Koncesszios Zrt.	63	BB+
Total non-U.S. public finance	832
Total public finance	4,095

U.S. structured finance:
RMBS:
Option One 2007-FXD2	118	CCC	16.4%
Option One Mortgage Loan Trust 2007-HL1	99	CCC	26.3%
Argent Securities Inc. 2005-W4	93	CCC	10.5%
Nomura Asset Accept. Corp. 2007-1	65	CCC	20.4%
New Century 2005-A	57	CCC	16.0%
Total RMBS-U.S. structured finance	432

Total non-U.S. structured finance	—
Total structured finance	432

Total	$4,527

1)    Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 3)
As of December 31, 2022
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating(1)
New Jersey (State of)	$3,130	BBB
Pennsylvania (Commonwealth of)	2,271	BBB+
Metro Washington Airports Authority (Dulles Toll Road)	1,630	BBB+
New York Metropolitan Transportation Authority	1,568	A-
Illinois (State of)	1,312	BBB-
Foothill/Eastern Transportation Corridor Agency, California	1,309	BBB+
Alameda Corridor Transportation Authority, California	1,261	BBB+
North Texas Tollway Authority	1,239	A+
Port Authority of New York and New Jersey	1,034	BBB
CommonSpirit Health, Illinois	1,000	A-
San Joaquin Hills Transportation, California	990	BBB
Yankee Stadium LLC New York City Industrial Development Authority	924	BBB
San Diego Family Housing, LLC	911	AA
Philadelphia School District, Pennsylvania	892	A-
Montefiore Medical Center, New York	837	BBB-
Great Lakes Water Authority (Sewerage), Michigan	821	A-
ProMedica Healthcare Obligated Group, Ohio	820	BB+
Dade County Seaport, Florida	810	A
Wisconsin (State of)	779	A
Metropolitan Pier and Exposition Authority, Illinois	779	BBB-
California (State of)	772	AA-
Jefferson County Alabama Sewer	764	BBB
Tucson (City of), Arizona	760	A+
Nassau County, New York	753	A
New York (City of), New York	750	AA-
Massachusetts (Commonwealth of) Water Resources	750	AA
Central Florida Expressway Authority, Florida	745	A+
Chicago Public Schools, Illinois	731	BBB-
New York Power Authority	726	AA-
Puerto Rico Electric Power Authority	720	CCC
Los Angeles Department of Airports (LAX Project), California	719	A-
South Carolina Public Service Authority - Santee Cooper	715	BBB
Pennsylvania Turnpike Commission	701	A-
Anaheim (City of), California	700	A-
Clark County School District, Nevada	692	BBB+
Suffolk County, New York	687	BBB+
Philadelphia (City of), Pennsylvania	675	BBB+
Pittsburgh Water & Sewer, Pennsylvania	666	A-
Chicago-O'Hare International Airport, Illinois	657	A-
North Carolina Turnpike Authority	628	BBB-
Municipal Electric Authority of Georgia	622	BBB+
Mets Queens Ballpark	608	BBB
Oglethorpe Power Corporation, Georgia	575	BBB
Hayward Unified School District, California	547	A
Palomar Health	546	BBB
Kansas City, Missouri	535	A
LCOR Alexandria LLC	519	BBB
Regional Transportation Authority (Sales Tax), Illinois	518	AA-
Duval County School Board, Florida	509	A
Long Island Power Authority	503	A-
Total top 50 U.S. public finance exposures	$44,110
1)    Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 3)
As of December 31, 2022
(dollars in millions)

25 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating(1)
Private US Insurance Securitization	$1,100	AA
Private US Insurance Securitization	910	AA-
Private US Insurance Securitization	500	A
Private US Insurance Securitization	400	AA-
Private US Insurance Securitization	395	AA-
Private US Insurance Securitization	386	AA-
SLM Student Loan Trust 2007-A	215	AA
Private US Insurance Securitization	129	AA
Private Middle Market CLO	129	AAA
Option One 2007-FXD2	118	CCC
CWABS 2007-4	104	A+
Private Balloon Note Guarantee	100	A
Option One Mortgage Loan Trust 2007-HL1	99	CCC
Argent Securities Inc. 2005-W4	93	CCC
SLM Student Loan Trust 2006-C	73	AA
ALESCO Preferred Funding XIII, Ltd.	65	AAA
Nomura Asset Accept. Corp. 2007-1	65	CCC
Private Other Structured Finance Transaction	64	A-
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BBB
Private Balloon Note Guarantee	59	BBB
New Century 2005-A	57	CCC
CWALT Alternative Loan Trust 2007-HY9	56	A
Alesco Preferred Funding XVI, Ltd.	52	A
Private Subscription Finance Transaction	52	A
Private Other Structured Finance Transaction	52	A-
Total top 25 U.S. structured finance exposures	$5,336

1)    Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 3)
As of December 31, 2022
(dollars in millions)

50 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,199	BBB
Thames Water Utilities Finance Plc	United Kingdom	1,811	BBB
Southern Gas Networks PLC	United Kingdom	1,806	BBB
Dwr Cymru Financing Limited	United Kingdom	1,635	A-
Quebec Province	Canada	1,498	AA-
National Grid Gas PLC	United Kingdom	1,390	BBB+
Anglian Water Services Financing PLC	United Kingdom	1,215	A-
Channel Link Enterprises Finance PLC	France, United Kingdom	1,159	BBB
Yorkshire Water Services Finance Plc	United Kingdom	1,072	BBB
British Broadcasting Corporation (BBC)	United Kingdom	1,047	A+
Capital Hospitals (Issuer) PLC	United Kingdom	894	BBB-
Verbund, Lease and Sublease of Hydro-Electric Equipment	Austria	869	AAA
Aspire Defence Finance plc	United Kingdom	724	BBB+
Verdun Participations 2 S.A.S.	France	680	BBB-
National Grid Company plc	United Kingdom	626	BBB+
Envestra Limited	Australia	617	A-
Severn Trent Water Utilities Finance Plc	United Kingdom	580	BBB+
Coventry & Rugby Hospital Company (Walsgrave Hospital) Plc	United Kingdom	522	BB
Wessex Water Services Finance plc	United Kingdom	500	BBB+
Campania Region - Healthcare Receivable	Italy	492	BBB-
United Utilities Water PLC	United Kingdom	491	BBB+
Sydney Airport Finance Company	Australia	474	BBB+
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	455	BBB+
Derby Healthcare PLC	United Kingdom	453	BBB
South East Water	United Kingdom	452	BBB
North Staffordshire PFI, 32-year EIB Index-Linked Facility	United Kingdom	447	BBB-
Central Nottinghamshire Hospitals PLC	United Kingdom	445	BBB-
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	413	BBB
Heathrow Funding Limited	United Kingdom	367	BBB
University of Essex, United Kingdom	United Kingdom	362	BBB+
International Infrastructure Pool	United Kingdom	360	AAA
International Infrastructure Pool	United Kingdom	360	AAA
International Infrastructure Pool	United Kingdom	360	AAA
Comision Federal De Electricidad (CFE) El Cajon Project	Mexico	350	BBB-
Japan Expressway Holding and Debt Repayment Agency	Japan	336	A+
South Lanarkshire Schools	United Kingdom	332	BBB
Q Energy - Phase II - Pride Investments, S.A.	Spain	309	BBB
Hypersol Solar Inversiones, S.A.U.	Spain	303	BBB
Private International Sub-Sovereign Transaction	United Kingdom	300	A
Catalyst Healthcare (Romford) Financing PLC	United Kingdom	293	BBB
Northumbrian Water PLC	United Kingdom	291	BBB+
Western Power Distribution (South West) PLC	United Kingdom	288	BBB+
Feria Muestrario Internacional de Valencia	Spain	286	BBB-
University of Sussex - East Slope Residencies PLC	United Kingdom	285	BBB+
Q Energy - Phase III - FSL Issuer, S.A.U.	Spain	279	BBB
Bakethin Finance Plc	United Kingdom	279	A-
Private International Sub-Sovereign Transaction	United Kingdom	277	A+
Western Power Distribution (South Wales) PLC	United Kingdom	272	BBB+
Octagon Healthcare Funding PLC	United Kingdom	270	BBB
Artesian Finance Plc (Bristol)	United Kingdom	269	BBB+
Total top 50 non-U.S. exposures		$31,794
Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Asset Management Segment

Assured Guaranty Ltd.
Asset Management Segment Results (1 of 3)
(dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Segment revenues
Management fees:
CLOs	$12	$12	$48	$48
Opportunity funds and liquid strategies	6	7	35	20
Wind-down funds	1	2	2	8
Total management fees	19	21	85	76
Performance fees	1	—	21	1
Foreign exchange gains (losses) on remeasurement and other income (loss)	4	2	6	6
Total segment revenues	24	23	112	83

Segment expenses
Employee compensation and benefit expenses	18	14	80	67
Interest expense	1	1	1	1
Other operating expenses	9	11	38	40
Total segment expenses	28	26	119	108
Segment adjusted operating income (loss) before income taxes	(4)	(3)	(7)	(25)
Less: Provision (benefit) for income taxes	(1)	—	(1)	(6)
Segment adjusted operating income (loss)	$(3)	$(3)	$(6)	$(19)

Assured Guaranty Ltd.
Asset Management Segment Results (2 of 3)
(dollars in millions)

Rollforward of Assets Under Management for the Three Months Ended December 31, 2022

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total
AUM, September 30, 2022	$14,951	$2,018	$367	$208	$17,544

Inflows-third party	—	23	—	—	23
Inflows-intercompany	—	—	—	—	—
Outflows:
Redemptions	—	—	—	—	—
Distributions	(14)	(100)	(127)	(10)	(251)
Total outflows	(14)	(100)	(127)	(10)	(251)
Net flows	(14)	(77)	(127)	(10)	(228)
Change in value	213	(57)	8	(16)	148
AUM, December 31, 2022	$15,150	$1,884	$248	$182	$17,464

Rollforward of Assets Under Management for the Year Ended December 31, 2022

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total
AUM, December 31, 2021	$14,699	$1,824	$389	$582	$17,494

Inflows-third party	1,049	315	21	—	1,385
Inflows-intercompany	165	—	105	—	270
Outflows:
Redemptions	—	—	—	—	—
Distributions	(525)	(290)	(252)	(399)	(1,466)
Total outflows	(525)	(290)	(252)	(399)	(1,466)
Net flows	689	25	(126)	(399)	189
Change in value	(238)	35	(15)	(1)	(219)
AUM, December 31, 2022	$15,150	$1,884	$248	$182	$17,464

1)    Liquid strategies inflows and outflows relate to the transfer of assets from an existing municipal bond fund to a new municipal relative value fund.

Assured Guaranty Ltd.
Asset Management Segment Results (3 of 3)
(dollars in millions)

Assets Under Management

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total

As of December 31, 2022:
Funded AUM (1)	$15,047	$1,217	$248	$160	$16,672
Unfunded AUM (1)	103	667	—	22	792

Fee earning AUM (2)	$14,820	$1,640	$248	$87	$16,795
Non-fee earning AUM (2)	330	244	—	95	669

Intercompany AUM
Funded AUM	$582	$192	$248	$—	$1,022
Unfunded AUM	103	115	—	—	218

As of September 30, 2022:
Funded AUM	$14,857	$1,304	$367	$186	$16,714
Unfunded AUM	94	714	—	22	830

Fee earning AUM	$14,575	$1,766	$367	$110	$16,818
Non-fee earning AUM	376	252	—	98	726

Intercompany AUM
Funded AUM	$574	$192	$346	$—	$1,112
Unfunded AUM	93	125	—	—	218

As of December 31, 2021:
Funded AUM	$14,575	$1,297	$389	$560	$16,821
Unfunded AUM	124	527	—	22	673

Fee earning AUM	$14,252	$1,527	$389	$408	$16,576
Non-fee earning AUM	447	297	—	174	918

Intercompany AUM
Funded AUM	$541	$217	$368	$—	$1,126
Unfunded AUM	123	121	—	—	244

1)    Funded AUM refers to assets that have been deployed or invested into the funds or CLOs. Unfunded AUM refers to unfunded capital commitments from closed-end funds and CLO warehouse fund.
2)    Fee earning AUM refers to assets where AssuredIM collects fees or has elected not to waive or rebate fees to investors. Non-fee earning AUM refers to assets where AssuredIM does not collect fees or has elected to waive or rebate fees to investors.

Corporate Division

Assured Guaranty Ltd.
Corporate Division Results
(dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Total revenues	$1	$1	$4	$2

Expenses
Interest expense	23	22	89	96
Loss on extinguishment of debt		—	—	175
Employee compensation and benefit expenses	10	6	30	21
Other operating expenses	6	5	24	20
Total expenses	39	33	143	312
Equity in earnings (losses) of investees	—	(1)	—	—
Adjusted operating income (loss) before income taxes	(38)	(33)	(139)	(310)
Less: Provision (benefit) for income taxes	(2)	(2)	(5)	(47)
Adjusted operating income (loss)	$(36)	$(31)	$(134)	$(263)

Other

Assured Guaranty Ltd.
Other Results (1 of 2)
(dollars in millions)

	Three Months Ended December 31, 2022
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$—	$—	$—	$—
Net investment income	(1)	—	(2)	(3)
Asset management fees	—	(6)	8	2
Fair value gains (losses) on FG VIEs	(5)	—	—	(5)
Fair value gains (losses) on CIVs	—	(8)	—	(8)
Foreign exchange gains (losses) on remeasurement	—	(3)	—	(3)
Other income (loss)	—	(3)	—	(3)
Total revenues	(6)	(20)	6	(20)
Expenses
Loss expense (benefit)	—	—	—	—
Interest expense	—	—	(3)	(3)
Other operating expenses	—	(1)	9	8
Total expenses	—	(1)	6	5
Equity in earnings (losses) of investees	—	(3)	—	(3)
Adjusted operating income (loss) before income taxes	(6)	(22)	—	(28)
Less: Provision (benefit) for income taxes	(1)	(2)	—	(3)
Less: Noncontrolling interests	—	(12)	—	(12)
Adjusted operating income (loss)	$(5)	$(8)	$—	$(13)

	Three Months Ended December 31, 2021
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(1)	$—	$—	$(1)
Net investment income	(1)	—	(2)	(3)
Asset management fees	—	(4)	6	2
Fair value gains (losses) on FG VIEs	5	—	—	5
Fair value gains (losses) on CIVs	—	74	—	74
Other income (loss)	(1)	—	—	(1)
Total revenues	2	70	4	76
Expenses
Loss expense (benefit)	2	—	—	2
Interest expense	—	—	(3)	(3)
Other operating expenses	—	(1)	7	6
Total expenses	2	(1)	4	5
Equity in earnings (losses) of investees	—	(15)	—	(15)
Adjusted operating income (loss) before income taxes	—	56	—	56
Less: Provision (benefit) for income taxes	—	7	—	7
Less: Noncontrolling interests	—	19	—	19
Adjusted operating income (loss)	$—	$30	$—	$30

Assured Guaranty Ltd.
Other Results (2 of 2)
(dollars in millions)

	Year Ended December 31, 2022
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(3)	$—	$—	$(3)
Net investment income	(4)	—	(9)	(13)
Asset management fees	—	(35)	22	(13)
Fair value gains (losses) on FG VIEs	22	—	—	22
Fair value gains (losses) on CIVs	—	17	—	17
Foreign exchange gains (losses) on remeasurement	—	4	—	4
Other income (loss)	(2)	2	—	—
Total revenues	13	(12)	13	14
Expenses
Loss expense (benefit)	8	—	—	8
Interest expense	—	—	(10)	(10)
Other operating expenses	—	(2)	23	21
Total expenses	8	(2)	13	19
Equity in earnings (losses) of investees	—	12	—	12
Adjusted operating income (loss) before income taxes	5	2	—	7
Less: Provision (benefit) for income taxes	1	(1)	—	—
Less: Noncontrolling interests	—	13	—	13
Adjusted operating income (loss)	$4	$(10)	$—	$(6)

	Year Ended December 31, 2021
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(4)	$—	$—	$(4)
Net investment income	(4)	—	(9)	(13)
Asset management fees	—	(10)	21	11
Fair value gains (losses) on FG VIEs	23	—	—	23
Fair value gains (losses) on CIVs	—	127	—	127
Other income (loss)	(2)	—	—	(2)
Total revenues	13	117	12	142
Expenses
Loss expense (benefit)	15	—	—	15
Interest expense	—	—	(10)	(10)
Other operating expenses	—	(1)	22	21
Total expenses	15	(1)	12	26
Equity in earnings (losses) of investees	—	(50)	—	(50)
Adjusted operating income (loss) before income taxes	(2)	68	—	66
Less: Provision (benefit) for income taxes	(1)	7	—	6
Less: Noncontrolling interests	—	30	—	30
Adjusted operating income (loss)	$(1)	$31	$—	$30

Summary

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	Year Ended December 31,
	2022		2021		2020		2019		2018
GAAP Summary Statements of Operations Data
Net earned premiums	$494		$414		$485		$476		$548
Net investment income	269		269		297		378		395
Total expenses	536		465		729		503		422
Income (loss) before income taxes	187		383		386		460		580
Net income (loss) attributable to AGL	124		389		362		402		521
Net income (loss) attributable to AGL per diluted share	1.92		5.23		4.19		4.00		4.68

GAAP Summary Balance Sheet Data
Total investments and cash	$8,472		$9,728		$10,000		$10,409		$10,977
Total assets	16,843		18,208		15,334		14,326		13,603
Unearned premium reserve	3,620		3,716		3,735		3,736		3,512
Loss and LAE reserve	296		869		1,088		1,050		1,177
Long-term debt	1,675		1,673		1,224		1,235		1,233
Shareholders’ equity attributable to AGL	5,064		6,292		6,643		6,639		6,555
Shareholders’ equity attributable to AGL per share	85.80		93.19		85.66		71.18		63.23

Other Financial Information (GAAP Basis)
Financial guaranty:
Net debt service outstanding (end of period)	$369,951		$367,360		$366,233		$374,130		$371,586
Gross debt service outstanding (end of period)	370,172		367,770		366,692		375,776		375,080
Net par outstanding (end of period)	233,258		236,392		234,153		236,807		241,802
Gross par outstanding (end of period)	233,438		236,765		234,571		238,156		244,191

Other Financial Information (Statutory Basis) (1)
Financial guaranty:
Net debt service outstanding (end of period)	$366,883		$362,013		$360,392		$367,630		$359,499
Gross debt service outstanding (end of period)	367,103		362,423		360,852		369,251		362,974
Net par outstanding (end of period)	230,294		231,742		229,008		230,984		230,664
Gross par outstanding (end of period)	230,474		232,115		229,426		232,333		233,036

Claims-paying resources (2)
Policyholders' surplus	$5,155		$5,572		$5,077		$5,056		$5,148
Contingency reserve	1,202		1,225		1,557		1,607		1,663
Qualified statutory capital	6,357		6,797		6,634		6,663		6,811
Unearned premium reserve and net deferred ceding commission income	2,941		2,972		2,983		2,961		2,950
Loss and LAE reserves	165		167		202		529		1,023
Total policyholders' surplus and reserves	9,463		9,936		9,819		10,153		10,784
Present value of installment premium	955		883		858		804		577
CCS and standby line of credit	400		400		400		400		400
Excess of loss reinsurance facility	—		—		—		—		180
Total claims-paying resources	$10,818		$11,219		$11,077		$11,357		$11,941

Ratios:
Net exposure to qualified statutory capital	36	:1	34	:1	35	:1	35	:1	34	:1
Capital ratio	58	:1	53	:1	54	:1	55	:1	53	:1
Financial resources ratio	34	:1	32	:1	33	:1	32	:1	30	:1
Adjusted statutory net exposure to claims-paying resources	21	:1	21	:1	21	:1	20	:1	19	:1

Par and Debt Service Written (FG and Specialty)
Gross debt service written:
Public finance - U.S.	$36,954		$35,572		$33,596		$28,054		$31,989
Public finance - non-U.S.	756		1,890		1,860		17,907		7,166
Structured finance - U.S.	1,120		1,319		508		1,704		1,191
Structured finance - non-U.S.	551		431		254		88		369
Total gross debt service written	$39,381		$39,212		$36,218		$47,753		$40,715

Net debt service written	$39,381		$39,212		$35,965		$47,731		$40,630
Net par written	22,047		26,656		23,012		24,331		24,538
Gross par written	22,047		26,656		23,265		24,353		24,624
1)    Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.
2)    See page 19 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	Year Ended December 31,
	2022	2021	2020	2019	2018
Total GWP	$360	$377	$454	$677	$612
Less: Installment GWP and other GAAP adjustments (2)	145	158	191	469	119
Upfront GWP	215	219	263	208	493
Plus: Installment premiums and other(3)	160	142	127	361	204
Total PVP	$375	$361	$390	$569	$697

PVP:
Public finance - U.S.	$257	$235	$292	$201	$402
Public finance - non-U.S.	68	79	82	308	116
Structured finance - U.S.	43	42	14	53	167
Structured finance - non-U.S.	7	5	2	7	12
Total PVP	$375	$361	$390	$569	$697

Adjusted operating income reconciliation:
Net income (loss) attributable to AGL	$124	$389	$362	$402	$521
Less pre-tax adjustments:
Realized gains (losses) on investments	(56)	15	18	22	(32)
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(18)	(64)	65	(10)	101
Fair value gains (losses) on CCS	24	(28)	(1)	(22)	14
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(110)	(21)	42	22	(32)
Total pre-tax adjustments	(160)	(98)	124	12	51
Less tax effect on pre-tax adjustments	17	17	(18)	(1)	(12)
Adjusted operating income (loss)	$267	$470	$256	$391	$482

Adjusted operating income per diluted share reconciliation:
Net income (loss) attributable to AGL per diluted share	$1.92	$5.23	$4.19	$4.00	$4.68
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.87)	0.20	0.21	0.22	(0.29)
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(0.27)	(0.85)	0.75	(0.11)	0.90
Fair value gains (losses) on CCS	0.37	(0.38)	(0.01)	(0.22)	0.13
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(1.72)	(0.29)	0.49	0.21	(0.29)
Total pre-tax adjustments	(2.49)	(1.32)	1.44	0.10	0.45
Tax effect on pre-tax adjustments	0.27	0.23	(0.22)	(0.01)	(0.11)
Adjusted operating income (loss) per diluted share	$4.14	$6.32	$2.97	$3.91	$4.34

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    Includes the present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions and other GAAP adjustments.
3)    Includes the present value of future premiums and fees on new business paid in installments discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturities such as Loss Mitigation Securities. The year 2022 also includes the present value of future premiums and fees associated with a financial guarantee written by the Company that, under GAAP, is accounted for under Accounting Standards Codification (ASC) 460, Guarantees.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations (1) (2 of 2)
(dollars in millions, except per share amounts)

	As of December 31,
	2022	2021	2020	2019	2018
Adjusted book value reconciliation:
Shareholders' equity attributable to AGL	$5,064	$6,292	$6,643	$6,639	$6,555
Less pre-tax adjustments:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(71)	(54)	9	(56)	(45)
Fair value gains (losses) on CCS	47	23	52	52	74
Unrealized gain (loss) on investment portfolio	(523)	404	611	486	247
Less taxes	68	(72)	(116)	(89)	(63)
Adjusted operating shareholders' equity	5,543	5,991	6,087	6,246	6,342
Pre-tax adjustments:
Less: Deferred acquisition costs	147	131	119	111	105
Plus: Net present value of estimated net future revenue	157	160	182	206	219
Plus: Net deferred premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,428	3,402	3,355	3,296	3,005
Plus taxes	(602)	(599)	(597)	(590)	(526)
Adjusted book value	$8,379	$8,823	$8,908	$9,047	$8,935

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders' equity (net of tax (provision) benefit of $(4), $(5), $-, $(2) and $(1))	$17	$32	$2	$7	$3
Adjusted book value (net of tax (provision) benefit of $(3), $(3), $2, $1 and $4)	$11	$23	$(8)	$(4)	$(15)

Adjusted book value per share reconciliation:
Shareholders' equity attributable to AGL per share	$85.80	$93.19	$85.66	$71.18	$63.23
Less pre-tax adjustments:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(1.21)	(0.80)	0.12	(0.60)	(0.44)
Fair value gains (losses) on CCS	0.80	0.34	0.66	0.56	0.72
Unrealized gain (loss) on investment portfolio	(8.86)	5.99	7.89	5.21	2.39
Less taxes	1.15	(1.07)	(1.50)	(0.95)	(0.61)
Adjusted operating shareholders' equity per share	93.92	88.73	78.49	66.96	61.17
Pre-tax adjustments:
Less: Deferred acquisition costs	2.48	1.95	1.54	1.19	1.01
Plus: Net present value of estimated net future revenue	2.66	2.37	2.35	2.20	2.11
Plus: Net deferred premium reserve on financial guaranty contracts in excess of expected loss to be expensed	58.10	50.40	43.27	35.34	28.98
Plus taxes	(10.22)	(8.88)	(7.70)	(6.32)	(5.07)
Adjusted book value per share	$141.98	$130.67	$114.87	$96.99	$86.18

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders' equity per share	$0.28	$0.47	$0.03	$0.07	$0.03
Adjusted book value per share	$0.19	$0.34	$(0.10)	$(0.05)	$(0.15)

1)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Financial Guaranty Insurance
Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2022.

U.S. Public Finance:
General Obligation Bonds are full faith and credit obligations that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy property taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation and tax-backed revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or an income tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported obligations, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue or revenue relating to student accommodation.

Glossary (continued)

Sectors (continued)
Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily issued by investor-owned utilities, and include first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, as well as sale-leaseback obligation bonds supported by such entities.

Renewable Energy Bonds are obligations backed by revenue from renewable energy sources.

Other Public Finance Bonds include other debt issued, guaranteed or otherwise supported by U.S. national or local governmental authorities, as well as student loans, revenue bonds, and obligations of some not-for-profit organizations.

Non-U.S. Public Finance:
Regulated Utility Obligations are obligations issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities, supported by the rates and charges paid by the utilities’ customers. The majority of the Company’s non-U.S. regulated utility business is conducted in the U.K.

Infrastructure Finance Obligations are obligations issued by a variety of entities engaged in the financing of non-U.S. infrastructure projects, such as roads, airports, ports, social infrastructure, student accommodations, stadiums, and other physical assets delivering essential services supported either by long-term concession arrangements or a regulatory regime. The majority of the Company’s non-U.S. infrastructure business is conducted in the U.K.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations. The Company has not entered into a pooled infrastructure transaction since 2006.

Sovereign and Sub-Sovereign Obligations primarily includes obligations of local, municipal, regional or national governmental authorities or agencies outside of the U.S.

Renewable Energy Bonds are obligations secured by revenues relating to renewable energy sources, typically solar or wind farms. These transactions often benefit from regulatory support in the form of regulated minimum prices for the electricity produced. The majority of the Company’s non-U.S. renewable energy business is conducted in Spain.

Other Public Finance Obligations are obligations of, or backed by, local, municipal, regional or national governmental authorities or agencies not generally described in any of the other described categories.

Structured Finance:
Residential Mortgage-Backed Securities (RMBS) are obligations backed by first and second lien mortgage loans on residential properties. The credit quality of borrowers covers a broad range, including “prime,” “subprime” and “Alt-A.” A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income. RMBS include home equity lines of credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral. The Company has not provided insurance for RMBS in the primary market since 2008..

Life Insurance Transactions are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in “tranches,” with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Glossary (continued)

Sectors (continued)
Financial Products Business is the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business consisted of AGMH’s GIC business, its medium term notes business and the equity payment agreements associated with AGMH’s leveraged lease business. Although Dexia SA and certain of its affiliates (Dexia) assumed the liabilities related to such businesses when the Company purchased AGMH, AGM policies related to such businesses remained outstanding. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former financial products business.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories.

Specialty Business
The Company also provides specialty insurance, reinsurance and guarantees in transactions with similar risk profiles to its structured finance exposures written in financial guaranty form. The Company provides such specialty insurance and reinsurance, for example, for life insurance transactions and aircraft residual value insurance (RVI) transactions.

AUM Definitions

The Company uses AUM as a metric to measure progress in its Asset Management segment. Management fee revenue is based on a variety of factors and is not perfectly correlated with AUM. However, the Company believes that AUM is a useful metric for assessing the relative size and scope of the Company’s asset management business. The Company uses measures of its AUM in its decision-making process and uses a measure of change in AUM in its calculation of certain components of management compensation. Investors also use AUM to evaluate companies that participate in the asset management business. AUM refers to the assets managed, advised or serviced by the Asset Management segment and equals the sum of the following:

•the amount of aggregate collateral balance and principal cash of AssuredIM’s CLOs, including CLO Equity that may be held by AssuredIM Funds. This also includes CLO assets managed by BlueMountain Fuji Management, LLC (BM Fuji), which was sold to a third party in the second quarter of 2021. AssuredIM is not the investment manager of BM Fuji-advised CLOs, but following the sale, AssuredIM sub-advises and continues to provide personnel and other services to BM Fuji associated with the management of BM Fuji-advised CLOs pursuant to a sub-advisory agreement and a personnel and services agreement, consistent with past practices; and

•the net asset value of all funds and accounts other than CLOs, plus any unfunded commitments. Changes in NAV attributable to movements in fund value of certain private equity funds are reported on a quarter lag.

The Company’s calculation of AUM may differ from the calculation employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. The calculation also differs from the manner in which AssuredIM affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways.

    The Company also uses several other measurements of AUM to understand and measure its AUM in more detail and for various purposes, including its relative position in the market and its income and income potential:

“Third-party AUM” refers to the assets AssuredIM manages or advises on behalf of third-party investors. This includes current and former employee investments in AssuredIM Funds. For CLOs, this also includes CLO Equity that may be held by AssuredIM Funds.

“Intercompany AUM” refers to the assets AssuredIM manages or advises on behalf of the Company. This includes investments from affiliates of Assured Guaranty along with general partners’ investments of AssuredIM (or its affiliates) into the AssuredIM Funds.

“Funded AUM” refers to assets that have been deployed or invested into the funds or CLOs.

“Unfunded AUM” refers to unfunded capital commitments from closed-end funds and CLO warehouse funds.

“Fee earning AUM” refers to assets where AssuredIM collects fees and has elected not to waive or rebate fees to investors.

“Non-fee earning AUM” refers to assets where AssuredIM does not collect fees or has elected to waive or rebate fees to investors. AssuredIM reserves the right to waive some or all fees for certain investors, including investors affiliated with AssuredIM and/or the Company. Further, to the extent that the Company’s wind-down and/or opportunity funds are invested in AssuredIM managed CLOs, AssuredIM may rebate any management fees and/or performance fees earned from the CLOs to the extent such fees are attributable to the wind-down and opportunity funds’ holdings of CLOs also managed by AssuredIM.

Non-GAAP Financial Measures

The Company discloses both: (a) financial measures determined in accordance with GAAP; and (b) financial measures not determined in accordance with GAAP (non-GAAP financial measures). Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.
The Company believes its presentation of non-GAAP financial measures provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate entities where it is deemed to be the primary beneficiary which include:
•FG VIEs, which the Company does not own and where its exposure is limited to its obligation under the financial guaranty insurance contract, and
•CIVs in which certain subsidiaries invest and which are managed by AssuredIM.

The Company discloses the effect of FG VIE and CIV consolidation that is embedded in each non-GAAP financial measure, as applicable. The Company believes this information may also be useful to analysts and investors evaluating Assured Guaranty’s financial results. In the case of both the consolidated FG VIEs and the CIVs, the economic effect on the Company of each of the consolidated FG VIEs and CIVs is reflected primarily in the results of the Insurance segment.

Management of the Company and AGL’s Board of Directors use non-GAAP financial measures further adjusted to remove the effect of FG VIE and CIV consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses core financial measures in its decision-making process for and in its calculation of certain components of management compensation. The financial measures that the Company uses to help determine compensation are: (1) adjusted operating income, further adjusted to remove the effect of FG VIE and CIV consolidation; (2) adjusted operating shareholders’ equity, further adjusted to remove the effect of FG VIE and CIV consolidation; (3) adjusted book value per share, further adjusted to remove the effect of FG VIE and CIV consolidation; (4) PVP, and (5) gross third-party assets raised.

Management believes that many investors, analysts and financial news reporters use adjusted operating shareholders’ equity and/or adjusted book value, each further adjusted to remove the effect of FG VIE and CIV consolidation, as the principal financial measures for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Management also believes that many of the Company’s fixed income investors also use adjusted operating shareholders’ equity, further adjusted to remove the effect of FG VIE and CIV consolidation, to evaluate the Company’s capital adequacy.

Adjusted operating income, further adjusted for the effect of FG VIE and CIV consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Adjusted Operating Income: Management believes that adjusted operating income is a useful measure because it clarifies the understanding of the operating results of the Company. Adjusted operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit impairment-related unrealized fair value gains (losses) on credit derivatives that are recognized in net income, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company’s credit spreads and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Adjusted Operating Shareholders’ Equity and Adjusted Book Value: Management believes that adjusted operating shareholders’ equity is a useful measure because it excludes the fair value adjustments on investments, credit derivatives and CCS that are not expected to result in economic gain or loss.

Adjusted operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit impairment-related unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore would not recognize an economic gain or loss.

 4)     Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses adjusted book value, further adjusted for FG VIE and CIV consolidation, to measure the intrinsic value of the Company, excluding franchise value. Adjusted book value per share, further adjusted for FG VIE and CIV consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Adjusted book value is adjusted operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future revenue. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the present value of the expected future net earned premiums, net of the present value of expected losses to be expensed, which are not reflected in GAAP equity.

4)     Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Adjusted Operating Return on Equity (Adjusted Operating ROE): Adjusted Operating ROE represents adjusted operating income for a specified period divided by the average of adjusted operating shareholders’ equity at the beginning and the end of that period. Management believes that adjusted operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use adjusted operating ROE, adjusted for VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date adjusted operating ROE are calculated on an annualized basis. Adjusted operating ROE, adjusted for VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the present value of estimated net future revenue for non-financial guaranty insurance contracts. This amount represents the net present value of estimated future revenue from these contracts (other than credit derivatives with net expected losses), net of reinsurance, ceding commissions and premium taxes.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than Loss Mitigation Securities. The discount rate is recalculated annually and updated as necessary. Net present value of estimated future revenue for an obligation may change from period to period due to a change in the discount rate or due to a change in estimated net future revenue for the obligation, which may change due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. There is no corresponding GAAP financial measure.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production in the Insurance segment by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as additional installment premiums and fees on existing contracts (which may result from supplements or fees or from the issuer not calling an insured obligation the Company projected would be called), regardless of form, which management believes GAAP gross written premiums and changes in fair value of credit derivatives do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as Loss Mitigation Securities. The discount rate is recalculated annually and updated as necessary. Under GAAP, financial guaranty installment premiums are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction.

Actual installment premiums may differ from those estimated in the Company’s PVP calculation due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Vice President, Media Relations
(212) 408-6042
adurani@agltd.com